EXHIBIT 10.19

                        ADVISORY AND CONSULTING AGREEMENT

         THIS ADVISORY AND CONSULTING AGREEMENT (THE "AGREEMENT") IS MADE this 16 day of February 2004, by and between P.D.C. Innovative Industries, Inc., a Nevada corporation, located at 501 S. Dakota Avenue, Suite 1, Tampa, Florida 33606 (herein referred to as the "Company") and FFRC Holdings, Inc., a Florida corporation, located at 1499 West Palmetto Park Road, Suite 314, Boca Raton, Fl 33486 (hereinafter referred to as "Consultant") engaged in providing financial and compliance consulting.

                                   WITNESSETH:

         WHEREAS, the Company desires to be provided with certain advisory and consulting services, and desires to engage the Consultant to provide such services on an independent contractor basis; and

         WHEREAS, the Consultant is desirous of providing such services to the Company as further delineated and on the terms and conditions set forth herein;

         WHEREAS, the parties acknowledge and agree that the Consultant has rendered, and will continue to render, valuable services to the Company pursuant to the terms of this Agreement;

         WHEREAS, this Agreement shall govern the relationship between the parties hereto and supersedes all previous agreements between them, either written or oral, heretofore made;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, agree as follows:

         1. Appointment. The Company hereby appoints the Consultant on non-exclusive independent contractor basis to provide the Company with certain business, financial and compliance related advisory and consulting services, and engages the Consultant on the terms and conditions set forth in this Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions set forth in this Agreement.

         2. Term. The term of this Agreement shall begin on the date first set forth above and shall terminate on the one-year anniversary date thereof (the "Term"), unless earlier terminated as provided for in Paragraph 9 hereof.

         3. Services

              a) The Consultant shall, generally, on a non-exclusive basis, as to certain business, financial and compliance related matters, serve as an advisor and consultant to the Company and provided such services relating thereto as requested by the Company, from time to time, upon prior reasonable notice.

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         4. Compensation

              a) For services previously rendered and to be rendered by the Consultant, promptly following the execution of this Agreement by both parties hereto, the Company shall issue 3,000,000 restricted shares of the Company's common stock, par value $.001 per share (the "Shares") to the Consultant's parent company, Des Arrollo Corporativo Logonet ("Logonet"), a Grand Cayman corporation. Such Shares shall be deemed earned upon receipt due to the Consultant making itself available for the engagement hereunder.

              b) The Consultant acknowledges that each of the Consultant and Logonet is an accredited investor, as such phrase is defined under the Securities Act of 1933, as amended (the "Securities Act"), and/or has such knowledge and experience in financial and business matters that each is capable and does understand the risks associated with an investment in the Company.

         5. Registration Rights. The Company and Consultant agree that 1,000,000 of the Shares shall be subject to a onetime demand registration right during the Term, which registration, if undertaken, shall be solely at the cost and expense of the Consultant and/or Logonet, including but not limited to Company counsel fees and costs, fees and costs of counsel to the Consultant and/or Logonet, if any, auditor review and related fees, federal and state filing fees, and transfer agent and printing fees.

         In the event the Consultant exercises its rights for demand registration pursuant to the terms and conditions set forth herein, the Company may, in its sole discretion, without any liability to the Company, also include other shareholders of the Company in the registration statement, and the Company and/or such shareholders shall pay its/their prorated share of the registration fees and related costs associated therewith.

         In the event the Company on its own volition seeks to file a registration statement with the U.S. Securities and Exchange Commission ("SEC") during the Term, the Company shall provide the Consultant with reasonable prior notice thereof and if so desired by the Consultant, shall, subject to the following sentence, permit the Consultant to "piggyback" 1,000,000 of the Shares in such registration statement at the Company's sole cost and expense (excluding, however, the fees and expenses of the Consultant's and/or Logonet's own counsel, if any).

         6. No Resale Restrictions. It is expressly agreed and acknowledged by the parties hereto that once the Shares are eligible for public resale (either pursuant to a registration statement declared effective by the SEC or pursuant to Rule 144 under the Securities Act), that Logonet shall be entitled to sell such number of the Shares as it may be eligible to sell in accordance with all applicable laws, rules and regulations and otherwise in its sole discretion.

         7. Confidentiality. Consultant shall not, at any time during or after the Term of this Agreement, directly or indirectly disclose to or use for the benefit of anyone other than the Company, any secret or confidential information or knowledge obtained or acquired by the Consultant during

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the Term of this Agreement related to the current or planned business of the
Company. Any and all materials in whatever form which may be provided by the Company to the Consultant are the sole and exclusive property of the Company and shall be promptly returned by the Consultant to the Company, including any and all thereof and/or notes pertaining thereto in whatever form, as may be so requested by the Company.

         8. Relationship of Parties. The Consultant is a Florida corporation, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including but no limited to unemployment compensation and all workmen's compensation insurance). This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other (other than, in the case of the Consultant, becoming a shareholder in the Company).

         9. Termination Prior to Expiration of Term. This Agreement may be terminated by either party with or without cause prior to the expiration of the Term provided in Paragraph 2 above only in writing upon thirty (30) days prior written notice.

         10. Attorneys' Fees and Costs. The prevailing party in any action and/or proceeding relating to or arising out of this Agreement shall be entitled to recover from the other party all reasonable attorneys' fees and costs incurred.

         11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         12. Assignment. This Agreement and the rights and obligations hereunder may not be assigned by either party hereto without the prior express written consent of the other party hereto. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

         13. Notices. Any notice required or permitted to be given under this Agreement or pursuant hereto shall be in writing and shall be deemed given and shall be effective upon receipt if delivered by hand, or sent by certified or registered U.S. mail, postage prepaid and return receipt requested, or by prepaid overnight express service or via telecopier (upon receipt by the sender of a printed confirmation of such transmission). Notices shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

         if to Company:             P.D.C. Innovative Industries, Inc.
                                    501 South Dakota Avenue, Suite 1
                                    Tampa, Florida 33606
                                    Attention: President
                                    Telecopier No. (813-258-0613)

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                                    HNSHMA
          if to Consultant:         FFRC Holdings, Inc.
                                    1499 West Palmetto Park Rd
                                    Suite 314
                                    Boca Raton, FL 33486
                                    Attention:  President
                                    Telecopier No. (561) 620-9108

         14. Entire Agreement: Titles and Headings: Execution in Counterparts. This Agreement contains the entire agreement of the parties hereto and may be modified or changed only by an agreement in writing, signed by the party against whom enforcement of any modification or change is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed by this Agreement, which shall otherwise remain in full force and effect. Titles and headings to paragraphs are for convenience of reference only and are not intended to effect the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts and via telecopier.

         15. Governing Law. Jurisdiction. Venue: Jury Trial. This Agreement shall be governed by and construed solely in accordance with the laws of the State of Florida, without giving effect to conflict of law principles. Jurisdiction and venue for any action and/or proceeding relating to or arising out of this Agreement shall be solely in the federal and/or state courts located in Broward County, Florida. Each of the parties hereto waives trail by jury.

         16. Interpretation: Rule of Construction That Ambiguities are to Construed Against the Drafter Not Applicable. This parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

         17. Counterparts. This Agreement may be executed in one or more counterparts and via telecopier, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first set forth above.

Consultant:                                  Company:
FFRC Holdings, Inc.                          P.D.C. Innovative Industries, Inc.

By: /s/ Anny Barahona                        By: /s/ Paul Smith
   ----------------------------                  --------------------------
      Anny Barahona, President                      Paul Smith, President

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